Exhibit 99.1
KELLY SERVICES REPORTS 1st QUARTER 2009 RESULTS
TROY, MI (April 28, 2009) — Kelly Services, Inc., a world leader in human resources solutions, today announced results for the first quarter of 2009.
Carl T. Camden, President and Chief Executive Officer, announced revenue for the first quarter of 2009 totaled $1.0 billion, a 25% decrease compared to the corresponding quarter in 2008. On a constant currency basis, revenue decreased by 19%.
Losses from operations for the first quarter of 2009 totaled $30.6 million, compared to earnings from operations of $12.9 million reported for the first quarter of 2008. Included in the results from operations for the first quarter 2009 are $5.4 million of restructuring costs relating to the Company’s UK operations. The UK restructuring charge is part of a plan to further consolidate and close branches in the UK during 2009.
Diluted losses per share from continuing operations in the first quarter of 2009 were $0.46, compared to first quarter 2008 earnings of $0.23 per share. The UK restructuring charge totaled $0.15 per share in 2009.
Commenting on the first quarter results, Camden called the Company’s loss disappointing, but not unexpected given the condition of the global labor market and widespread economic slowdown.
“In spite of the challenges we’re facing, we’ve made significant progress in reducing operating costs by 13%, while pursuing our strategic plan aimed at building long-term value for our stakeholders.
“Our ability to remain focused on diversifying globally, expanding our professional and technical staffing, and growing our outsourcing and consulting services, in this bad economy, is critical to our future success,” said Camden.
In conjunction with its first quarter earnings release, Kelly Services, Inc. will host a conference call at 9:00 a.m. (ET) on April 28, 2009 to review the results and answer questions. The call may be accessed in one of the following ways:
Via the Telephone:

U.S.	1 800 288-9626
International	1 651 291-5254
The pass code is Kelly Services
Via the Internet:
The call is also available via the internet through the Kelly Services website: www.kellyservices.com

This release contains statements that are forward looking in nature and accordingly, are subject to risks and uncertainties. These factors include: competition, changing market and economic conditions, currency fluctuations, changes in laws and regulations, including tax laws, and other factors discussed in this release and in the Company’s filings with the Securities and Exchange Commission. Actual results may differ materially from any forward looking statements contained herein.
A reconciliation of certain non-GAAP financial measures discussed in this release is included in the attached financial information schedules.
About Kelly Services
Kelly Services, Inc. (NASDAQ: KELYA, KELYB) is a world leader in human resources solutions headquartered in Troy, Michigan, offering temporary staffing services, outsourcing, vendor on-site and full-time placement to clients on a global basis. Kelly provides employment to nearly 650,000 employees annually, with skills including office services, accounting, engineering, information technology, law, science, marketing, creative services, light industrial, education, and health care. Revenue in 2008 was $5.5 billion. Visit www.kellyservices.com.

ANALYST CONTACT:	MEDIA CONTACT:
James Polehna	Judith Clark
(248) 244-4586	(248) 244-5362
james_polehna@kellyservices.com	judith_clark@kellyservices.com

KELLY SERVICES, INC. AND SUBSIDIARIES
STATEMENTS OF EARNINGS
FOR THE 13 WEEKS ENDED MARCH 29, 2009 AND MARCH 30, 2008
(UNAUDITED)
(In millions of dollars except per share data)

	2009	2008	Change		% Change

Revenue from services	$1,042.6	$1,388.4	$(345.8)		(24.9)%

Cost of services	867.1	1,138.5	(271.4)		(23.8)

Gross profit	175.5	249.9	(74.4)		(29.8)

Selling, general and administrative expenses	206.1	237.0	(30.9)		(13.0)

(Loss) earnings from operations	(30.6)	12.9	(43.5)		(336.7)

Other income, net	1.3	—	1.3		NM

(Loss) earnings from continuing operations before taxes	(29.3)	12.9	(42.2)		(327.5)

Income taxes	(13.2)	4.9	(18.1)		(370.1)

(Loss) earnings from continuing operations	(16.1)	8.0	(24.1)		(301.4)

Earnings from discontinued operations, net of tax	0.6	0.2	0.4		146.6

Net (loss) earnings	$(15.5)	$8.2	$(23.7)		(288.4)%

Basic (loss) earnings per share on common stock
(Loss) earnings from continuing operations	$(0.46)	$0.23	$(0.69)		(300.0)%
Earnings from discontinued operations	0.02	0.01	0.01		100.0
Net (loss) earnings	(0.45)	0.23	(0.68)		(295.7)

Diluted (loss) earnings per share on common stock
(Loss) earnings from continuing operations	$(0.46)	$0.23	$(0.69)		(300.0)%
Earnings from discontinued operations	0.02	0.01	0.01		100.0
Net (loss) earnings	(0.45)	0.23	(0.68)		(295.7)

STATISTICS:

Gross profit rate	16.8%	18.0%	(1.2	) pts.

Selling, general and administrative expenses:
% of revenue	19.8	17.1	2.7
% of gross profit	117.5	94.8	22.7

% Return — (Loss) earnings from operations	(2.9)	0.9	(3.8)
(Loss) earnings from continuing operations before taxes	(2.8)	0.9	(3.7)
(Loss) earnings from continuing operations	(1.5)	0.6	(2.1)
Net (loss) earnings	(1.5)	0.6	(2.1)

Effective income tax rate	45.1%	38.0%	7.1	pts.

KELLY SERVICES, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS BY SEGMENT
(UNAUDITED)
(In millions of dollars)

	First Quarter
					Constant
					Currency
	2009	2008	Change		Change
Americas Commercial
Revenue from services (including fee-based income)	$482.4	$642.7	(24.9	) %	(22.8	) %
Fee-based income	1.8	4.2	(57.0)		(52.7)

Earnings from operations	0.5	22.2	(97.8)

Gross profit rate	15.2%	16.3%	(1.1	) pts.
Expense rates:
% of revenue	15.1	12.9	2.2
% of gross profit	99.3	78.8	20.5
Operating margin	0.1	3.5	(3.4)

Americas PT
Revenue from services (including fee-based income)	$197.4	$238.6	(17.3	) %	(17.0	) %
Fee-based income	2.8	5.3	(47.8)		(47.7)

Earnings from operations	5.3	14.1	(62.7)

Gross profit rate	15.9%	17.7%	(1.8	) pts.
Expense rates:
% of revenue	13.3	11.8	1.5
% of gross profit	83.3	66.7	16.6
Operating margin	2.7	5.9	(3.2)

EMEA Commercial
Revenue from services (including fee-based income)	$216.6	$321.9	(32.7	) %	(17.9	) %
Fee-based income	4.7	10.7	(55.2)		(44.9)

Earnings from operations	(12.1)	(1.6)	NM
Earnings from operations (excluding restructuring charges)	(6.7)	(1.6)	(325.0)

Gross profit rate	15.9%	17.3%	(1.4	) pts.
Expense rates:
% of revenue	21.5	17.8	3.7
% of gross profit	135.0	102.8	32.2
Operating margin	(5.6)	(0.5)	(5.1)

EMEA PT
Revenue from services (including fee-based income)	$32.8	$43.8	(25.0	) %	(9.7	) %
Fee-based income	4.4	6.9	(36.6)		(21.2)

Earnings from operations	(0.6)	1.0	(155.6)

Gross profit rate	28.6%	29.8%	(1.2	) pts.
Expense rates:
% of revenue	30.4	27.4	3.0
% of gross profit	106.1	92.1	14.0
Operating margin	(1.7)	2.3	(4.0)

KELLY SERVICES, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS BY SEGMENT (continued)
(UNAUDITED)
(In millions of dollars)

	First Quarter
					Constant
					Currency
	2009	2008	Change		Change
APAC Commercial
Revenue from services (including fee-based income)	$64.4	$86.7	(25.7	) %	(11.6	) %
Fee-based income	2.2	4.3	(48.2)		(40.5)

Earnings from operations	(1.3)	—	NM

Gross profit rate	14.7%	16.7%	(2.0	) pts.
Expense rates:
% of revenue	16.8	16.7	0.1
% of gross profit	114.2	99.6	14.6
Operating margin	(2.1)	0.1	(2.2)

APAC PT
Revenue from services (including fee-based income)	$6.2	$8.5	(26.8	) %	(16.7	) %
Fee-based income	1.0	1.4	(31.5)		(21.7)

Earnings from operations	(0.3)	(0.2)	(17.1)

Gross profit rate	30.8%	30.7%	0.1	pts.
Expense rates:
% of revenue	34.7	33.2	1.5
% of gross profit	112.9	108.1	4.8
Operating margin	(4.0)	(2.5)	(1.5)

OCG
Revenue from services (including fee-based income)	$48.7	$51.8	(6.1	) %	(3.2	) %
Fee-based income	6.6	6.1	8.4		16.5

Earnings from operations	(1.2)	1.9	(164.6)

Gross profit rate	32.7%	33.1%	(0.4	) pts.
Expense rates:
% of revenue	35.2	29.5	5.7
% of gross profit	107.5	89.2	18.3
Operating margin	(2.5)	3.6	(6.1)

Corporate Expense	$(20.9)	$(24.5)	14.5%

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(In millions of dollars)

	March 29,	December 28,	March 30,
	2009	2008	2008
Current Assets
Cash and equivalents	$115.4	$118.3	$87.9
Trade accounts receivable, less allowances of $17.2, $17.0 and $18.4, respectively	706.3	815.8	931.4
Prepaid expenses and other current assets	55.8	62.0	58.3
Deferred taxes	29.2	31.9	27.0

Total current assets	906.7	1,028.0	1,104.6

Property and Equipment, Net	143.1	151.3	175.6

Noncurrent Deferred Taxes	39.8	40.0	43.2

Goodwill, Net	117.8	117.8	145.1

Other Assets	107.5	120.2	154.3

Total Assets	$1,314.9	$1,457.3	$1,622.8

Current Liabilities
Short-term borrowings	$16.9	$35.2	$47.8
Accounts payable and accrued liabilities	220.7	244.1	218.3
Accrued payroll and related taxes	209.5	243.2	275.9
Accrued insurance	25.5	26.3	22.6
Income and other taxes	26.3	51.8	60.7

Total current liabilities	498.9	600.6	625.3

Noncurrent Liabilities
Long-term debt	67.6	80.0	54.9
Accrued insurance	45.4	46.9	57.7
Accrued retirement benefits	59.2	61.6	75.1
Other long-term liabilities	15.2	15.3	16.2

Total noncurrent liabilities	187.4	203.8	203.9

Stockholders’ Equity
Common stock	40.1	40.1	40.1
Treasury stock	(110.5)	(111.2)	(113.4)
Paid-in capital	36.3	35.8	34.5
Earnings invested in the business	660.5	676.0	780.8
Accumulated other comprehensive income	2.2	12.2	51.6

Total stockholders’ equity	628.6	652.9	793.6

Total Liabilities and Stockholders’ Equity	$1,314.9	$1,457.3	$1,622.8

STATISTICS:
Working Capital	$407.8	$427.4	$479.3
Current Ratio	1.8	1.7	1.8
Debt-to-capital %	11.9%	15.0%	11.5
Global Days Sales Outstanding	51	50	52

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE 13 WEEKS ENDED MARCH 29, 2009 AND MARCH 30, 2008
(UNAUDITED)
(In millions of dollars)

	2009	2008
Cash flows from operating activities
Net (loss) earnings	$(15.5)	$8.2
Noncash adjustments:
Depreciation and amortization	10.6	11.3
Provision for bad debts	1.5	1.5
Stock-based compensation	1.3	1.0
Other, net	(1.9)	1.0
Changes in operating assets and liabilities	47.8	1.4

Net cash from operating activities	43.8	24.4

Cash flows from investing activities
Capital expenditures	(2.0)	(7.3)
Acquisition of companies, net of cash received	(0.2)	(7.5)
Other investing activities	—	(0.3)

Net cash from investing activities	(2.2)	(15.1)

Cash flows from financing activities
Net change in revolving line of credit	(1.0)	(4.3)
Repayment of debt	(22.9)	—
Dividend payments	—	(4.7)
Purchase of treasury stock	—	(8.0)
Stock options and other stock sales	—	—
Other financing activities	(18.7)	(1.5)

Net cash from financing activities	(42.6)	(18.5)

Effect of exchange rates on cash and equivalents	(1.9)	4.3

Net change in cash and equivalents	(2.9)	(4.9)
Cash and equivalents at beginning of period	118.3	92.8

Cash and equivalents at end of period	$115.4	$87.9

KELLY SERVICES, INC. AND SUBSIDIARIES
REVENUE FROM SERVICES
(UNAUDITED)
(In millions of dollars)

	First Quarter (Commercial, PT and OCG)
			% Change
				Constant
	2009	2008	US$	Currency

Americas
United States	$644.8	$820.7	(21.4)%	(21.4)%
Canada	40.9	61.8	(33.8)	(18.2)
Puerto Rico	15.7	18.8	(16.8)	(16.8)
Mexico	14.7	17.7	(16.6)	10.8

Total Americas	716.1	919.0	(22.1)	(20.5)

EMEA
United Kingdom	62.6	104.9	(40.4)	(17.9)
France	61.7	86.6	(28.8)	(18.7)
Switzerland	28.5	42.2	(32.4)	(27.6)
Italy	18.9	35.4	(46.5)	(38.7)
Germany	15.4	21.4	(27.8)	(17.3)
Russia	13.9	20.7	(33.0)	(6.3)
Norway	13.1	20.0	(34.6)	(15.4)
Portugal	11.7	—	NM	NM
Other	28.2	40.4	(30.2)	(18.1)

Total EMEA	254.0	371.6	(31.6)	(16.8)

APAC
Australia	20.4	35.7	(42.9)	(22.3)
Singapore	14.9	17.8	(16.1)	(10.1)
Malaysia	12.1	14.8	(18.0)	(7.9)
Other	25.1	29.5	(15.1)	(2.9)

Total APAC	72.5	97.8	(25.9)	(12.1)

Total Kelly Services, Inc.	$1,042.6	$1,388.4	(24.9)%	(18.9)%

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)
(In millions of dollars except per share data)

	First Quarter
	2009		2008
	Amount	Per Share	Amount	Per Share

(Loss) earnings from continuing operations	$(16.1)	$(0.46)	$8.0	$0.23

U.K. restructuring charge (Note 1)	5.4	(0.15)	—	—

(Loss) earnings from continuing operations excluding the U.K. restructuring charge, net of taxes	$(10.7)	$(0.31)	$8.0	$0.23

	First Quarter
	2009	2008	% Change

Selling, general and administrative expenses	$206.1	$237.0
U.K. restructuring charge (Note 1)	(5.4)	—

Selling, general and administrative expenses excluding the U.K. restructuring charge	$200.7	$237.0	(15.3%)

(Loss) earnings from operations	$(30.6)	$12.9
U.K. restructuring charge (Note 1)	5.4	—

(Loss) earnings from operations excluding the U.K. restructuring charge	$(25.2)	$12.9	(295.2%)

EMEA Commercial selling, general and administrative expenses	$46.6	$57.2
U.K. restructuring charge (Note 1)	(5.4)	—

EMEA Commercial selling, general and administrative expenses excluding the U.K. restructuring charge	$41.2	$57.2	(27.9%)

EMEA Commercial (loss) earnings from operations	$(12.1)	$(1.6)
U.K. restructuring charge (Note 1)	5.4	—

EMEA Commercial (loss) earnings from operations excluding the U.K. restructuring charge	$(6.7)	$(1.6)	(325.0%)

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)
Management believes that the non-GAAP (Generally Accepted Accounting Principles) information excluding the U.K. restructuring charge is useful to understand the Company’s fiscal 2009 financial performance and increases comparability. Specifically, Management believes that excluding this item allows for a more meaningful comparison of current period operating performance with the operating results of prior periods. These non-GAAP measures may have limitations as analytical tools because they exclude items which can have a material impact on cash flow and earnings per share. As a result, Management considers these measures, along with reported results, when it reviews and evaluates the Company’s financial performance. Management believes that these measures provide greater transparency to investors and provide insight into how Management is evaluating the Company’s financial performance. Non-GAAP measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

(1)	The U.K. restructuring charge is comprised of facility and other exit costs associated with the disposal or closure of 37 branch locations related to the restructuring program.